Exhibit 99.1

[GoAmerica letterhead]

CONTACT:

Investor Relations
GoAmerica
Voice: 201-996-1717
investors@goamerica.com

                   GOAMERICA(R) ANNOUNCES FOURTH QUARTER 2006
                              AND YEAR END RESULTS

HACKENSACK, NJ, -- March 29, 2007 -- GoAmerica, Inc. (NASDAQ: GOAM) today announced results for the fourth quarter and year ended December 31, 2006.

Total revenue for the three months ended December 31, 2006 was approximately $4.2 million, compared to total revenue in the previous quarter of approximately $4.6 million and total revenue of approximately $1.2 million in the fourth quarter of 2005. Annual revenues for 2006 were approximately $12.8 million compared with $4.9 million for 2005.

Annual revenue growth resulted from a combination of two factors: continued growth in the Company's i711(R) relay and wireless divisions, and the Company's mid-year certification by the Federal Communications Commission (FCC), which enabled GoAmerica to fully recognize revenues associated with its relay services.

Prior to becoming certified, GoAmerica recognized only a portion of the revenue it generated through its i711 relay service because it was submitting minutes for payment through its business partner, Nordia, Inc. Nordia, which is also a certified relay provider, would submit i711 relay service minutes to the Interstate Telecommunications Relay Service (TRS) Fund on GoAmerica's behalf. Under this arrangement, Nordia received the reimbursement and paid GoAmerica its share of the revenue.

On a continuing operations basis, the Company posted a net profit for the fourth quarter of approximately $24,000, or $0.00 per diluted common share, compared with a net loss of $151,000, or $0.07 per diluted common share, during the previous quarter, and a net loss of $977,000, or $0.47 per diluted common share, during the fourth quarter of 2005. Also on a continuing operations basis, net loss for 2006 was approximately $1.4 million, or $0.65 per diluted common share, compared with a net loss of approximately $3.4 million or $1.61 per diluted common share in 2005.

Annual and quarterly results and comparisons to prior periods are presented reflecting the Company's prepaid calling card division as a discontinued operation. This sale was completed on October 2, 2006.

The Company maintains a strong balance sheet, with approximately $3.9 million in cash and cash equivalents as of December 31, 2006, as compared to $3.6 million as of September 30, 2006 and $5.1 million (including restricted cash) as of December 31, 2005.

"In December of 2006, GoAmerica entered the video relay service (VRS) market with i711(R) VRS, a PC-based relay service that emphasizes superior picture quality and i711's signature user experience," said Dan Luis, GoAmerica's CEO. "Customer feedback for i711 VRS has been very positive and during the second quarter we intend to expand our platform to support VRS calls made using videophones."

During the fourth quarter the Company also introduced i711(R) Call Me(TM) enabling hearing people to quickly and easily contact i711 users through relay.

"During   2006,   our   strategic   accomplishments   included   achieving   FCC
certification, adding former AT&T and Qualcomm executives to our Board, and developing an array of new services, including video relay," said Luis. "Looking ahead to 2007, we are focused on growth through a continued emphasis on technology innovation, service quality, and unique approaches to marketing our services."

Summary of Recent Activities

o i711 VRS Launch. On December 5, GoAmerica introduced i711 VRS, its first video relay service offering, featuring high picture quality, and distinguishing features such as Smart Dialing and VRS Notepad(TM). The PC-based service is "firewall friendly," making it easy to set up in corporate, government and educational environments, as well as for use in the home.

o i711 Call Me Launch. On December 12, GoAmerica introduced i711 Call Me, a quick, easy way for a hearing person to initiate a relay call with a deaf person. A hearing person simply dials an i711 user's toll-free i711 Call Me number. The user receives the call, relayed by an i711 operator, through AOL Instant Messenger on their PC or wireless device. If the i711 user is unavailable or does not wish to take the call, i711 Call Me emails the user with the caller's caller ID information instead.

The Company expects to file tomorrow its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

About i711.com Relay Services
i711.com  offers both text- and  video-based  telecommunications  relay services
(TRS) calling via the Internet. Text services, often called "IP relay", enable deaf or hard of hearing callers to use a Web-connected computer or wireless handheld device to place calls, which are connected to a relay operator. The relay operator calls the voice number and then verbally speaks the text message typed by the deaf caller to the hearing recipient and types the hearing party's responses back to the deaf party.

Alternately, a hearing person can contact a deaf person through i711.com by dialing the deaf person's i711 Call Me number toll free. The call handling is identical to other forms of text relay, except that the hearing person initiates the call to the deaf person using any voice telephone.

Using i711 VRS, a deaf caller begins a call by communicating directly with a sign language interpreter over a live video connection; the interpreter places the call on the deaf person's behalf, and translates the sign language into audible speech for the hearing person, and back into sign language for the deaf caller. This real-time call enables a deaf person to have phone conversations with hearing friends, family and colleagues more naturally using sign language.


TRS is a free service to all callers. TRS providers -- such as GoAmerica -- receive reimbursement from a pool of funds, collected from telephone carriers by the Federal Communications Commission (FCC) and administered by the National Exchange Carriers Association (NECA), based on the number of "conversational" minutes handled by each provider.

About GoAmerica

GoAmerica provides a wide range of wireless and relay communications services, customized for people who are deaf, hard-of-hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting http://www.i711.com.

Safe Harbor

The statements contained in this news release that are not based on historical fact are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the telecommunications relay service (known as "TRS") and/or wireless data industries and offer new or enhanced services; (iii) our dependence on wireless carrier networks and technology platforms supporting our relay services; (iv) our ability to respond to increased competition in the TRS and/or wireless data industries; (v) our ability to integrate acquired businesses and technologies;
(vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", the "GoAmerica" logo, "i711", the "i711.com" logo, and "Relay and Beyond", are registered trademarks of GoAmerica. "i711.com", "i711 Wireless", "ClickRelay", "i711 Call Me", "One-Click Call Back", "VRS Notepad", "VRS to Go", and "Clear Mobile" are also trademarks and/or service marks of GoAmerica. Other names may be trademarks of their respective owners.

                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)

                                                     December 31,  December 31,
                                                         2006         2005
                                                     --------------------------
Assets
Current assets:
     Cash and cash equivalents .....................    $ 3,870      $ 4,804
     Accounts receivable, net ......................      1,891          931
     Merchandise inventories, net ..................        329          139
     Prepaid expenses and other current assets .....        233          135
     Assets of discontinued operations .............         --          378
                                                        -------      -------
Total current assets ...............................      6,323        6,387
Other assets .......................................      7,556        7,688
                                                        -------      -------
Total assets .......................................    $13,879      $14,075
                                                        =======      =======

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable ..............................    $   559      $   765
     Accrued expenses ..............................      1,982          553
     Deferred revenue ..............................        100           67
     Other current liabilities .....................         65           19
     Liabilities of discontinued operations ........         --          173
                                                        -------      -------
Total current liabilities ..........................      2,706        1,577

Other liabilities ..................................        112           --

Stockholders' equity ...............................     11,061       12,498
                                                        -------      -------
                                                        $13,879      $14,075
                                                        =======      =======

                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                                             Three Months Ended December 31,         Year Ended December 31,
                                                         -----------------------------------------------------------------------
                                                                 2006              2005              2006              2005
                                                         -----------------------------------------------------------------------
                                                              (Unaudited)       (Unaudited)
Revenues:
     Relay services ....................................       $    3,370        $      487        $    8,695        $    1,261
     Subscriber ........................................              256               381             1,190             2,348
     Commissions .......................................              409               206             2,454               755
     Equipment .........................................              163               145               429               442
     Other .............................................                3                (2)                8               125
                                                               ----------        ----------        ----------        ----------
                                                                    4,201             1,217            12,776             4,931
Costs and expenses:
     Cost of relay services ............................            2,293                --             5,320                --
     Cost of subscriber airtime ........................              276               241               845               967
     Cost of equipment revenue .........................              156               204               536               585
     Cost of network operations ........................               29                79               110               231
     Sales and marketing ...............................              785               393             2,494             1,166
     General and administrative ........................            1,315             1,803             4,589             4,777
     Research and development ..........................               88               108               359               363
     Depreciation and amortization .....................              (12)              110               362               485
     Amortization of other intangibles .................               --                75                --               639
                                                               ----------        ----------        ----------        ----------
                                                                    4,930             3,013            14,615             9,213
                                                               ----------        ----------        ----------        ----------

Loss from operations ...................................             (729)           (1,796)           (1,839)           (4,282)

Other income (expense):
      Terminated merger costs ..........................              (59)               --              (490)               --
      Interest income (expense), net ...................               23                55               169               160
                                                               ----------        ----------        ----------        ----------

Total other income (expense), net ......................              (36)               55              (321)              160
                                                               ----------        ----------        ----------        ----------

Loss before benefit from income taxes ..................             (765)           (1,741)           (2,160)           (4,122)
Income tax benefit .....................................              789               764               789               764
                                                               ----------        ----------        ----------        ----------
Income (loss) from continuing operations ...............               24              (977)           (1,371)           (3,358)

Loss from discontinued operations ......................              (18)             (358)             (589)           (1,014)
                                                               ----------        ----------        ----------        ----------

Net income (loss) ......................................       $        6        $   (1,335)       $   (1,960)       $   (4,372)
                                                               ==========        ==========        ==========        ==========

Loss per share-Basic and Diluted:
     Loss from continuing operations ...................       $    (0.00)       $    (0.47)       $    (0.65)       $    (1.61)
     Loss from discontinued operations .................            (0.00)            (0.17)            (0.28)            (0.48)
                                                               ----------        ----------        ----------        ----------
Basic and Diluted net loss per share ...................       $    (0.00)       $    (0.64)       $    (0.93)       $    (2.09)
                                                               ==========        ==========        ==========        ==========

Weighted average shares used in computation
   of basic and diluted  net loss per share ............        2,140,696         2,093,451         2,105,184         2,093,445

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